Exhibit 4.1

HSBC USA INC.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Original Trustee

and

WELLS FARGO BANK, N.A.,

Series Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 28, 2005

To

INDENTURE

Dated as of October 24, 1996

Senior Debt Securities

SECOND SUPPLEMENTAL INDENTURE, dated as of November 28, 2005, among HSBC USA Inc. (formerly known as HSBC Americas, Inc.) , a Maryland corporation (the “Company”), Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (the “Original Trustee”), and Wells Fargo Bank, N.A. , as trustee with respect to the Extendible Securities (as hereinafter defined) (the “Series Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Original Trustee executed and delivered an Indenture, dated as of October 24, 1996 (the “Indenture”), to provide for the issuance by the Company from time to time of senior debt securities evidencing its indebtedness, to be issued in one or more series as provided in the Indenture;

WHEREAS, pursuant to a Board Resolution, the Company has authorized the creation and issuance of  a series of its debt securities under the Indenture of $1,500,000,00 aggregate principal amount of Floating Rate Extendible Notes to be originally issued on November 29, 2005 (the “Extendible Securities”);

WHEREAS, pursuant to the Board Resolution authorizing the issuance of the Extendible Securities, Wells Fargo Bank, N.A. has been designated as the Trustee under the Indenture in respect of the Extendible Securities;

WHEREAS, Section 1101 of the Indenture provides that, without the consent of the Holders, the Company, when authorized by a Board Resolution, may enter into a supplemental indenture with the Original Trustee (i) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of Section 611 of the Indenture, or (ii) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Outstanding Debt Securities of any series created prior to the execution of this supplemental indenture in any material respect;

WHEREAS, the Company has requested that the Original Trustee enter into this Second Supplemental Indenture in connection with the Company’s appointing the Series Trustee with all the rights, powers, trusts and duties of the Original Trustee with respect to, and only with respect to, the Extendible Securities and for the purpose of supplementing and amending the Indenture pursuant to Section 1101 thereof to permit such appointment;

WHEREAS, the Company has determined that this Second Supplemental Indenture is authorized or permitted by Sections 1101 and 611 of the Indenture and has delivered to the Original Trustee and the Series Trustee an Opinion of Counsel to that effect and an Opinion of Counsel and an Officers’ Certificate pursuant to Section 102 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the Original Trustee’s and the Series Trustee’s execution and delivery of this Second Supplemental Indenture have been complied with;

WHEREAS, the entering into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, the Company, the Original Trustee and the Series Trustee agree as follows:

ARTICLE 1

APPOINTMENT OF AND ACCEPTANCE
BY SERIES TRUSTEE

Section 1.1. Appointment of Series Trustee.   Pursuant to the Indenture and pursuant to this Second Supplemental Indenture, the Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to, and only with respect to, the Extendible Securities.  Pursuant to the Indenture, all the rights, powers, trusts and duties of the Trustee under the Indenture shall be vested in the Series Trustee with respect to the Extendible Securities and there shall continue to be vested in the Original Trustee all of its rights, powers, trusts and duties as Trustee under the Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee under the Indenture.

Section 1.2.  Eligibililty of Series Trustee.   The Series Trustee hereby represents that it is qualified and eligible under the provisions of Section 609 of the Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Extendible Securities under the Indenture and hereby accepts the appointment as such Trustee.

Section 1.3.  Security Registrar and Paying Agent.  Pursuant to the Indenture, the Company hereby appoints HSBC Bank USA, N.A. as “Security Registrar” and “Paying Agent” with respect to the Extendible Securities.

ARTICLE 2

MISCELLANEOUS

Section 2.1. Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context requires otherwise a term defined in the Indenture and not otherwise defined herein has the same meaning when used in this Second Supplemental Indenture.

Section 2.2. Confirmation of Indenture. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 2.3. Concerning the Trustees.  Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Second Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections and immunities which it possesses under the Indenture.  The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

Section 2.4. Governing Law. This Second Supplemental Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.5. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

2

 IN WITNESS WHEREOF, this Second Supplemental Indenture has been duly executed by the Company and the Trustees as of the day and year first written above.

HSBC USA INC.

	By:	/s/ MICHAEL DOHERTY
Name: Michael Doherty
Title: Sr. Vice President Acco/Treasury
Attest:

/s/ PAMELA PICKEL
Pamela Pickel, Asst. Corporate Secretary

SEAL

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Original Trustee

	By:	/s/ WANDA CAMACHO
Name: Wanda Camacho
Title: Vice President

Attest:

/s/ RICHARD L. BUCKWALTER

SEAL

WELLS FARGO BANK, N.A., as Series Trustee

	By:	/s/ ROBERT L. REYNOLDS
Name: Robert L. Reynolds
Title: Vice President
Attest:

/s/ NEDINE A. PELUSO

SEAL

3

STATE OF NEW YORK,	)
COUNTY OF ERIE	)	ss:

On the 21st day of November, 2005, before me personally came Michael Doherty, to me know, who, being by me duly sworn, did depose and say that he is the Senior Vice President, Acco/Treasury, of HSBC USA Inc. one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ HELEN KUJAWA
Notary Public

STATE OF NEW YORK,	)
COUNTY OF NEW YORK	)	ss:

On the 22nd day of November, 2005, before me personally came Wanda Camacho, to me know, who, being by me duly sworn, did depose and say that she is the Vice President of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ ANNIE JAGHATSPAYAN
Notary Public

STATE OF NEW YORK,	)
COUNTY OF MIDDLESEX	)	ss:

On the 22nd day of November, 2005, before me personally came ) Robert L. Reynolds, to me know, who, being by me duly sworn, did depose and say that he is the Vice President of Wells Fargo Bank, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ WILLIAM KOTKOSKY
Notary Public